Exhibit 16.1

Deloitte Bedrijfsrevisoren/ Réviseurs d’Entreprises Gateway building Luchthaven Brussel Nationaal 1 J 1930 Zaventem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com
22 March 2019
Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561

Commissioners:

We have read Item 16F of Anheuser-Busch InBev SA/NV’s Form 20-F dated 22 March 2019, and have the following comments:

1.	We agree with the statements made in paragraphs two, three and four in the section “Change in Registrant’s Certifying Accountant”.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ Joël Brehmen

Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL

Represented by Joël Brehmen

Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises

Coöperatieve vennootschap met beperkte aansprakelijkheid/Société coopérative à responsabilité limitée

Registered Office: Gateway building, Luchthaven Brussel Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited